      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 30 1999

                                                      REGISTRATION NO. 333-74403
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                AMENDMENT NO. 5
                                       TO

                                    FORM S-1
                                INTERLIANT, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 DELAWARE                                     7379                                   13-397-8980
       (STATE OR OTHER JURISDICTION               (PRIMARY STANDARD INDUSTRIAL                     (I.R.S. EMPLOYER
    OF INCORPORATION OR ORGANIZATION)             CLASSIFICATION CODE NUMBER)                    IDENTIFICATION NO.)

                             2 MANHATTANVILLE ROAD
                            PURCHASE, NEW YORK 10577
                                 (914) 649-9000
               (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                                BRADLEY A. FELD
                            CO-CHAIRMAN OF THE BOARD
                                INTERLIANT, INC.
                             2 MANHATTANVILLE ROAD
                            PURCHASE, NEW YORK 10577
                                 (914) 649-9000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------
                                   COPIES TO:

                 E. ANN GILL, ESQ.                                  STEVEN BERSON, ESQ.
            JONATHAN L. FREEDMAN, ESQ.                       WILSON SONSINI GOODRICH & ROSATI,
               DEWEY BALLANTINE LLP                              PROFESSIONAL CORPORATION
            1301 AVENUE OF THE AMERICAS                             650 PAGE MILL ROAD
             NEW YORK, NEW YORK 10019                        PALO ALTO, CALIFORNIA 94304-1050
                  (212) 259-8000                                      (650) 493-9300

                            ------------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [ ]

    If this Form is filed to register additional securities for an Offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [ ] ________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [ ] ________

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [ ] ________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
                                                               PROPOSED                PROPOSED
                                                               MAXIMUM                 MAXIMUM                AMOUNT OF
    TITLE OF EACH CLASS OF           AMOUNT TO BE           OFFERING PRICE            AGGREGATE              REGISTRATION
 SECURITIES TO BE REGISTERED        REGISTERED(1)            PER SHARE(2)         OFFERING PRICE(2)             FEE(3)
------------------------------------------------------------------------------------------------------------------------------
Common Stock
  ($.01 par value)............        8,050,000                 $11.00               $88,550,000               $24,617
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------

(1) Includes 1,050,000 shares that the Underwriters have the option to purchase to cover any over-allotments.
(2) Estimated solely for the purpose of calculating the registration fee.
(3) Previously paid.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

EXPLANATORY NOTE

     THIS REGISTRATION STATEMENT CONTAINS TWO SEPARATE PROSPECTUSES. THE FIRST PROSPECTUS RELATES TO A PUBLIC OFFERING OF SHARES OF COMMON STOCK OF INTERLIANT, INC. IN THE UNITED STATES AND CANADA (THE "U.S. OFFERING"). THE SECOND PROSPECTUS RELATES TO A CONCURRENT OFFERING OF COMMON STOCK OUTSIDE THE UNITED STATES AND CANADA (THE "INTERNATIONAL OFFERING"). THE PROSPECTUSES FOR THE U.S. OFFERING AND THE INTERNATIONAL OFFERING WILL BE IDENTICAL IN ALL RESPECTS, OTHER THAN THE FRONT COVER PAGE, THE "UNDERWRITING" SECTION AND THE BACK COVER PAGE RELATING TO THE INTERNATIONAL OFFERING. SUCH ALTERNATE PAGES APPEAR IN THIS REGISTRATION STATEMENT IMMEDIATELY FOLLOWING THE COMPLETE PROSPECTUS FOR THE U.S. OFFERING.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is an itemized statement of the estimated amounts of all expenses payable by the Registrant in connection with the registration of the common stock offered hereby, other than underwriting discounts and commissions:

Registration Fee -- Securities and Exchange Commission......    $   21,375
NASD Filing Fee.............................................         9,125
Blue Sky fees and expenses..................................         1,000
Accountants' fees and expenses..............................       300,000
Legal fees and expenses.....................................       550,000
Printing and engraving expenses.............................       500,000
Transfer agent and registrar fees...........................         5,000
Miscellaneous...............................................        13,500
                                                                ----------
          Total.............................................    $1,400,000
                                                                ==========

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145(a) of the General Corporation Law of the State of Delaware (the "DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

     Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

     Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue, or matter therein, he shall be indemnified against any expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

     Section 102(b)(7) of the DGCL provides that a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders may eliminate or limit personal liability of members of its board of directors or governing body for breach of a director's fiduciary duty. However, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act on good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty. Interliant's Restated Certificate of Incorporation contains such a provision.

     Interliant's Certificate of Incorporation and By-Laws provide that Interliant shall indemnify officers and directors and, to the extent permitted by the Board of Directors, employees and agents of Interliant, to the full extent permitted by and in the manner permissible under the laws of the State of Delaware. In addition, the By-Laws permit the Board of Directors to authorize Interliant to purchase and maintain insurance against any liability asserted against any director, officer, employee or agent of Interliant arising out of his capacity as such.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     In the three years preceding the filing of this Registration Statement, Interliant has issued securities that were not registered under the Securities Act of 1933, as amended (the "Securities Act") to a limited number of persons, as described below.

     Interliant believes that the transactions described below were exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act, or Regulation D promulgated thereunder, as transactions by an issuer not involving public offering, or pursuant to Rule 701 promulgated under Section 3(b) of the Securities Act, as transactions pursuant to compensatory benefit plans and contracts relating to compensation. The recipients of securities in each such transaction represented that they were acquiring the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates issued in such transactions. All recipients had adequate access, through their relationships with Interliant, to information about Interliant, or were given an adequate opportunity to review information about Interliant.

     The following figures give effect to a three-for-one stock split of the Common Stock of Interliant in July 1998.

(A) ISSUANCE OF CAPITAL STOCK.

     Pursuant to a Stock Subscription Agreement dated December 8, 1997 between Interliant and Web Hosting Organization LLC ("WEB"), Interliant issued to WEB, for a purchase price of $5,000,000, 3,000,000 shares of common stock of Interliant, $.01 par value and also granted WEB an option to purchase up to an additional 6,600,000 shares of common stock at an exercise price of $1.67 per share (the "Option").

     On April 7, 1998, in connection with the acquisition of substantially all of the assets of Clever Computers, Inc., ("Clever"), and as consideration for entering into an employment agreement with Interliant, Interliant issued 150,000 shares of common stock to the former president and founder of Clever, Steven C. Dabbs.

     On July 10, 1998, Interliant issued 9,000 shares of common stock to Jab Web, Inc. (formerly Tri-Star Web Creations, Inc.), as part of the purchase price for substantially all of the assets of Tri-Star Web Creations, Inc.

     On July 10, 1998, Interliant issued to WEB, for a purchase price of $11,000,000, 6,600,000 shares of common stock.

     On July 10, 1998, Interliant issued 115,707 shares of common stock to All Information Systems, Inc., as part of the purchase price for substantially all of the assets of All Information Systems, Inc.

     On July 10, 1998, Interliant issued 12,000 shares of common stock to Software Business Technologies, Inc., as part of the purchase price for substantially all of the Web hosting assets of Software Business Technologies, Inc.

     On July 30, 1998, Interliant issued 5,490 shares of common stock to BestWare, Inc. (dba "Maikon"), as part of the purchase price for substantially all of the assets of BestWare, Inc. (dba "Maikon").

     On August 31, 1998, in connection with the acquisition of B.N. Technology, Inc., and as consideration for entering into employment agreements with Interliant, Interliant issued 240,000 shares of common stock to Mr. Bernd Neumann and Andrea Neumann, his wife, and 60,000 shares of common stock to Mr. Thomas Gorny.

     On September 16, 1998, in connection with the acquisition of GEN International Inc., and as consideration for entering into a consulting agreement with Interliant, Interliant issued 25,000 shares of common stock to Mr. Thomas Heimann and Patricia Karasy, his wife.

     On September 18, 1998, Interliant issued to WEB, for a purchase price of $7,500,000, 4,500,000 shares of common stock.

     On December 4, 1998, Interliant issued to WEB, for a purchase price of $7,500,000, 4,500,000 shares of common stock.

     On January 28, 1999, Interliant issued 2,647,658 shares of Series A Redeemable Convertible Preferred Stock, convertible into an equal amount of shares of common stock, and warrants to purchase 749,625 shares of common stock to SOFTBANK Technology Ventures IV L.P. and one of its affiliates, SOFTBANK Technology Advisors Fund for a purchase price of $13,000,000.

     On February 4, 1999, Interliant issued 450,000 shares of common stock to Digiweb, Inc. as part of the purchase price for substantially all of the assets of Digiweb, Inc.

     On February 4, 1999, in connection with the acquisition of substantially all of the assets of Telephonetics International, Inc., Interliant issued 140,000 shares of common stock to Telephonetics, International, Inc..

     On February 4, 1999, Interliant issued to WEB, for a purchase price of $11,000,000, 6,600,000 shares of common stock.

     On February 17, 1999, in connection with the acquisition of Net Daemons Associates, Inc., Interliant issued 425,000 shares of common stock to certain stockholders of Net Daemons Associates, Inc.

     On March 10, 1999, in connection with the acquisition of substantially all of the assets of Interliant Texas Interliant issued 2,748,555 shares of common stock to Mathew Wolf, 398,845 shares of common stock to the Ann Weltchek Wolf 1995 Marital Trust, 797,690 shares of common stock to the Mathew D. Wolf Children's Trust, 31,908 shares of common stock to Michael August and 114,644 shares of common stock to Broadview Holdings LLP.

     On April 19, 1999, SOFTBANK exercised its warrants to purchase 749,625 shares of the common stock of Interliant for an aggregate exercise price of $5,000,000.

     On May 4, 1999, in connection with the acquisition of Advanced Web Creations, Inc. Interliant issued 52,500 to Advanced Web Creations, Inc., 2,250 shares of common stock to Santa Fe Capital Group of New Mexico, Inc., 53,417 shares of common stock to Gary Rudd, 53,416 shares of common stock to Stephen Rudd, 53,417 shares of common stock to Mark Lichtenstein and 10,000 shares of common stock to Kevin Paul.

     On May 19, 1999, as consideration for entering into a licensing arrangement, Interliant issued 6,000 shares of common stock to Greg Stipe.

     As of the date of the filing of this Registration Statement, options to purchase 581,894 shares of common stock have been exercised at a weighted average exercise price of $0.17 per share.

(B) GRANTS OF STOCK OPTIONS.

     The Interliant, Inc. 1998 Stock Option Plan was adopted by Interliant's Board of Directors on February 1, 1998. As of the date hereof, options to purchase up to an aggregate 3,713,994 shares of common stock at prices ranging from $0.13 to $10.00 per share, had been granted to employees of Interliant, of which options to purchase up to an aggregate of 3,092,700 shares of common stock, at a weighted average exercise price of $2.83 per share, were outstanding as of such date.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits


EXHIBIT
NUMBER                                DESCRIPTION
-------                               -----------
    1.1  --   Form of U.S. Purchase Agreement.*
    1.2  --   Form of International Purchase Agreement.*
    2.1  --   Asset Purchase Agreement among Sage Networks Acquisition
              Corp., Sage Networks, Inc., Interliant, Inc. and the
              shareholders of Interliant, Inc., dated March 8, 1999.*
    2.2  --   Agreement to Deliver Shares between Interliant, Inc., Sage
              Networks Acquisition Corp. and Sage Networks, Inc., dated as of March 10, 1999.*
    2.3  --   Agreement and Plan of Merger by and among Net Daemons, Inc., the Shareholders Party hereto and Sage Networks, Inc. and
              Sage NDA Acquisition Corp., dated as of February 17, 1999.*
    2.4  --   Asset Purchase Agreement between Digiweb, Inc., a Delaware corporation, Yi Wen Chung, Diane X. Chen and Digiweb, Inc., a Maryland corporation, dated February 4, 1999.*
    2.5  --   Asset Purchase Agreement between Telephonetics
              International, Inc., Alan Kvares and Telephonetics, Inc.,
              dated February 4, 1999.*
    2.6  --   Asset Purchase Agreement between Sage Networks Acquisition
              Corp., Thomas Heimann and GEN International Inc., dated
              September 16, 1998.*
    2.7  --   Asset Purchase Agreement between Global Entrepreneurs
              Network, Inc. and Sage Networks Acquisition Corp., dated as of September 16, 1998.*
    2.8  --   Stock Purchase Agreement among B.N. Technology, Inc., Bernd
              Neumann, Annedore Sommer, and Sage Networks, Inc., dated
              August 31, 1998.*
    2.9  --   Asset Purchase Agreement between Sage Networks, Inc. and
              HomeCom Communications, Inc. dated June 10, 1998.*
   2.10  --   Asset Purchase Agreement between Sage Networks Acquisition
              Corp., Bonnie Shimel, William Nicholson and James Kucharski,
              Alan Shimel and Tri-Star Web Creations, Inc., dated May 1,
              1998.*
   2.11  --   Asset Purchase Agreement between Sage Networks Acquisition
              Corp., Steven C. Dabbs and Clever Computers, Inc., dated
              April 7, 1998.*
    3.1  --   Form of Amended and Restated Certificate of Incorporation of
              the Registrant.*
    3.2  --   Form of Amended and Restated By-Laws of the Registrant.*
    4.1  --   Specimen Certificate for common stock of the Registrant.*
    4.2  --   Investors Agreement, dated as of January 28, 1999, by and
              among Sage Networks, Inc., SOFTBANK Technology Ventures IV,
              L.P. and SOFTBANK Technology Advisors Funds, L.P.*
    4.3  --   Securities Purchase Agreement between Sage Networks, Inc.
              and SOFTBANK Technology Ventures IV, L.P. and SOFTBANK
              Technology Advisors Funds, L.P. dated January 28, 1999.*
    4.4  --   Registration Rights Agreement, dated as of December 8, 1997, by and between Sage Networks, Inc. and Web Hosting
              Organization LLC.*
    4.5  --   Shareholders Agreement by and among Sage Networks, Inc. and each of the Stockholders of Sage Networks, Inc., dated as of
              March 10, 1999.*

EXHIBIT
NUMBER                                DESCRIPTION
-------                               -----------
    4.6  --   Letter Agreement, dated November 26, 1997, between Leonard
              J. Fassler, Bradley A. Feld, Chef Nominees Limited and
              Charterhouse Equity Partners III L.P. (Agreement has now
              been terminated.)*
    5.1  --   Opinion of Dewey Ballantine LLP.*
   10.1  --   Professional Services Agreement by and between Sage
              Networks, Inc. and Portal Software, Inc., dated as of July
              31, 1998.*
   10.2  --   Software License and Support Agreement by and between Sage
              Networks, Inc. and Portal Software, Inc., dated as of July
              31, 1998.*
   10.3  --   The Vantive Corporation Software License and Support
              Agreement by and between Interliant Networks, Inc. and The
              Vantive Corporation, dated as of September 29, 1998.*
   10.4  --   Addendum to The Vantive Corporation Software License and
              Support Agreement by and between Sage Networks, Inc. and The
              Vantive Corporation, dated as of September 29, 1998.*
   10.5  --   Master Discounted Internet Services Agreement by and between
              UUNET Technologies, Inc. and Sage Networks, Inc., dated
              February 17, 1999.*
   10.6  --   Joint Development Agreement between Lotus Development
              Corporation and Interliant, Inc., dated as of April 27,
              1998.*
   10.7  --   Sage Networks, Inc. 1998 Stock Option Plan.*
   10.8  --   Form of ISO Award Agreement.*
   10.9  --   Form of Incentive Stock Option Award Agreement between Sage
              Networks, Inc. and the individual Optionee.*
  10.10  --   Form of Nonqualified Stock Option Award Agreement between
              Sage Networks, Inc. and the individual Optionee.*
  10.11  --   Employment Agreement by and between Sage Networks, Inc., and
              Leonard J. Fassler, dated January 1, 1999.*
  10.12  --   Consulting Agreement by and between Sage Networks, Inc., and
              Intensity Ventures, Inc., dated January 1, 1999.*
  10.13  --   Employment Agreement by and between Sage Networks, Inc., and
              Stephen W. Maggs, dated January 1, 1999.*
  10.14  --   Employment Agreement by and between Sage Networks, Inc., and
              Rajat Bhargava, dated January 1, 1999.*
  10.15  --   Employment Agreement between Sage Networks, Inc. and James
              M. Lidestri, dated March 3, 1999.*
  10.16  --   Deed of Lease by and between Westwood Center, LLC and Sage
              Networks, Inc., dated February 11, 1999.*
  10.17  --   Sublease Agreement by and between Southern Company Services,
              Inc. and Sage Networks, Inc., dated May 29, 1998.*
  10.18  --   First Amendment to Sublease Agreement by and between
              Southern Company Services, Inc. and Sage Networks, Inc.,
              dated December 15, 1998.*
  10.19  --   Sublease Agreement by and between Leuko Site, Inc. and Sage
              Networks, Inc., dated November 17, 1998.*
  10.20  --   Agreement for Terminal Facilities Collocation Space by and
              between Comstor Corporation and Sage Networks, Inc., dated as of July 2, 1998.*
  10.21  --   Standard Lease Agreement, dated June 11, 1995, between
              LaSalle Partners Management Limited (as agent for Fannin
              Street Limited Partnership) and Wolf Communications
              Company.*
  10.22  --   First Amendment to Standard Lease, dated January 18, 1996, between LaSalle Partners Management Limited (as agent for
              Fannin Street Limited Partnership) and Wolf Communications
              Company.*
  10.23  --   Second Amendment to Standard Lease, dated August 8, 1996,
              between LaSalle Partners Management Limited (as agent for
              Fannin Street Limited Partnership) and Wolf Communications
              Company.*

EXHIBIT
NUMBER                                DESCRIPTION
-------                               -----------
  10.24  --   First Amendment to Lease Agreement, between Westwood Center,
              L.L.C. and Interliant, Inc., dated June 28, 1999.
  10.25  --   Master Lease Agreement between Leasing Technologies
              International, Inc. and Interliant, Inc., dated June 9,
              1999.
  10.26  --   Agreement of Lease between Purchase Corporate Park
              Associates and Courtaulds United States Inc., dated August
              23, 1991.
  10.27  --   Sublease, by and between Akzo Nobel Courtalds United States,
              Inc. and Interliant, Inc., dated as of May 11, 1999.
  10.28  --   Agreement of Lease, between Purchase Corporate Park
              Associates, L.P. and Interliant, Inc., dated as of June 16,
              1999 (Interliant I).
  10.29  --   Agreement of Lease, between Purchase Corporate Park
              Associates, L.P. and Interliant, Inc., dated as of June 16,
              1999 (Interliant II).
  10.30  --   Agreement of Lease, between Purchase Corporate Park
              Associates, L.P. and Interliant, Inc., dated as of June 16,
              1999 (Interliant III).
   21.1  --   List of Subsidiaries.*
   23.1  --   Consent of Ernst & Young LLP with respect to the financial statements of Interliant, Inc. (formerly known as Sage
              Networks, Inc.).*
   23.2  --   Consent of Ernst & Young LLP with respect to the financial statements of Interliant, Inc. (which is not the registrant and which is referred to in this prospectus as Interliant
              Texas)*
   23.3  --   Consent of Urbach Kahn & Werlin PC.*
   23.4  --   Consent of BSC&E.*
   23.5  --   Consent of PricewaterhouseCoopers LLP.*
   23.6  --   Consent of Frankel, Lodgen, Locher, Golditch, Sardi &
              Howard.*
   23.7  --   Consent of BDO Seidman, LLP.*
   23.8  --   Consent of Deloitte & Touche LLP.*
   23.9  --   Consent of Dewey Ballantine LLP (contained in Exhibit 5.1).*
   24.1  --   Power of Attorney (included on page II-5).*
   27.1  --   Financial Data Schedule.*
   99.1  --   Consent of Director Nominee.*

---------------
*  Previously filed.
(b) Consolidated Financial Statement Schedules

     All schedules have been omitted because they are not required or because the required information is given in the Consolidated Financial Statements or Notes thereto.

ITEM 17.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes to provide to the underwriters, at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 30, 1999.

                                          INTERLIANT, INC.

                                          By: /s/ LEONARD J. FASSLER
                                            ------------------------------------
                                              Leonard J. Fassler

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on June 30, 1999 in the capacities indicated:

             SIGNATURE                                 TITLE                        DATE
             ---------                                 -----                        ----

       /s/ LEONARD J. FASSLER           Co-Chairman of the Board                June 30, 1999
------------------------------------
         Leonard J. Fassler

        /s/ BRADLEY A. FELD*            Co-Chairman of the Board                June 30, 1999
------------------------------------
          Bradley A. Feld

       /s/ STEPHEN W. MAGGS*            Vice Chairman, Treasurer and            June 30, 1999
------------------------------------      Director
          Stephen W. Maggs

       /s/ WILLIAM A. WILSON*           Chief Financial Officer (Chief          June 30, 1999
------------------------------------      Financial and Accounting Officer)
         William A. Wilson

       /s/ MERRIL M. HALPERN*           Director                                June 30, 1999
------------------------------------
         Merril M. Halpern

       /s/ THOMAS C. DIRCKS*            Director                                June 30, 1999
------------------------------------
          Thomas C. Dircks

     /s/ PATRICIA A. M. RILEY*          Director                                June 30, 1999
------------------------------------
        Patricia A. M. Riley

         /s/ JAY M. GATES*              Director                                June 30, 1999
------------------------------------
            Jay M. Gates

        /s/ CHARLES R. LAX*             Director                                June 30, 1999
------------------------------------
           Charles R. Lax

*By: /s/ LEONARD J. FASSLER
     ---------------------------------------------------------
     Leonard J. Fassler
     (Attorney in fact)

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                                DESCRIPTION                           PAGE
-------                               -----------                           ----
    1.1  --   Form of U.S. Purchase Agreement.*
    1.2  --   Form of International Purchase Agreement.*
    2.1  --   Asset Purchase Agreement among Sage Networks Acquisition
              Corp., Sage Networks, Inc., Interliant, Inc. and the
              shareholders of Interliant, Inc., dated March 8, 1999.*
    2.2  --   Agreement to Deliver Shares between Interliant, Inc., Sage
              Networks Acquisition Corp. and Sage Networks, Inc., dated as of March 10, 1999.*
    2.3  --   Agreement and Plan of Merger by and among Net Daemons, Inc., the Shareholders Party hereto and Sage Networks, Inc. and
              Sage NDA Acquisition Corp., dated as of February 17, 1999.*
    2.4  --   Asset Purchase Agreement between Digiweb, Inc., a Delaware corporation, Yi Wen Chung, Diane X. Chen and Digiweb, Inc., a Maryland corporation, dated February 4, 1999.*
    2.5  --   Asset Purchase Agreement between Telephonetics
              International, Inc., Alan Kvares and Telephonetics, Inc.,
              dated February 4, 1999.*
    2.6  --   Asset Purchase Agreement between Sage Networks Acquisition
              Corp., Thomas Heimann and GEN International Inc., dated
              September 16, 1998.*
    2.7  --   Asset Purchase Agreement between Global Entrepreneurs
              Network, Inc. and Sage Networks Acquisition Corp., dated as of September 16, 1998.*
    2.8  --   Stock Purchase Agreement among B.N. Technology, Inc., Bernd
              Neumann, Annedore Sommer, and Sage Networks, Inc., dated
              August 31, 1998.*
    2.9  --   Asset Purchase Agreement between Sage Networks, Inc. and
              HomeCom Communications, Inc. dated June 10, 1998.*
   2.10  --   Asset Purchase Agreement between Sage Networks Acquisition
              Corp., Bonnie Shimel, William Nicholson and James Kucharski,
              Alan Shimel and Tri-Star Web Creations, Inc., dated May 1,
              1998.*
   2.11  --   Asset Purchase Agreement between Sage Networks Acquisition
              Corp., Steven C. Dabbs and Clever Computers, Inc., dated
              April 7, 1998.*
    3.1  --   Form of Amended and Restated Certificate of Incorporation of
              the Registrant.*
    3.2  --   Form of Amended and Restated By-Laws of the Registrant.*
    4.1  --   Specimen Certificate for common stock of the Registrant.*
    4.2  --   Investors Agreement, dated as of January 28, 1999, by and
              among Sage Networks, Inc., SOFTBANK Technology Ventures IV,
              L.P. and SOFTBANK Technology Advisors Funds, L.P.*
    4.3  --   Securities Purchase Agreement between Sage Networks, Inc.
              and SOFTBANK Technology Ventures IV, L.P. and SOFTBANK
              Technology Advisors Funds, L.P. dated January 28, 1999.*
    4.4  --   Registration Rights Agreement, dated as of December 8, 1997, by and between Sage Networks, Inc. and Web Hosting
              Organization LLC.*
    4.5  --   Shareholders Agreement by and among Sage Networks, Inc. and each of the Stockholders of Sage Networks, Inc., dated as of
              March 10, 1999.*
    4.6  --   Letter Agreement, dated November 26, 1997, between Leonard
              J. Fassler, Bradley A. Feld, Chef Nominees Limited and
              Charterhouse Equity Partners III L.P. (Agreement has now
              been terminated.)*
    5.1  --   Opinion of Dewey Ballantine LLP.*
   10.1  --   Professional Services Agreement by and between Sage
              Networks, Inc. and Portal Software, Inc., dated as of July
              31, 1998.*
   10.2  --   Software License and Support Agreement by and between Sage
              Networks, Inc. and Portal Software, Inc., dated as of July
              31, 1998.*

EXHIBIT
NUMBER                                DESCRIPTION                           PAGE
-------                               -----------                           ----
   10.3  --   The Vantive Corporation Software License and Support
              Agreement by and between Interliant Networks, Inc. and The
              Vantive Corporation, dated as of September 29, 1998.*
   10.4  --   Addendum to The Vantive Corporation Software License and
              Support Agreement by and between Sage Networks, Inc. and The
              Vantive Corporation, dated as of September 29, 1998.*
   10.5  --   Master Discounted Internet Services Agreement by and between
              UUNET Technologies, Inc. and Sage Networks, Inc., dated
              February 17, 1999.*
   10.6  --   Joint Development Agreement between Lotus Development
              Corporation and Interliant, Inc., dated as of April 27,
              1998.*
   10.7  --   Sage Networks, Inc. 1998 Stock Option Plan.*
   10.8  --   Form of ISO Award Agreement.*
   10.9  --   Form of Incentive Stock Option Award Agreement between Sage
              Networks, Inc. and the individual Optionee.*
  10.10  --   Form of Nonqualified Stock Option Award Agreement between
              Sage Networks, Inc. and the individual Optionee.*
  10.11  --   Employment Agreement by and between Sage Networks, Inc., and
              Leonard J. Fassler, dated January 1, 1999.*
  10.12  --   Consulting Agreement by and between Sage Networks, Inc., and
              Intensity Ventures, Inc., dated January 1, 1999.*
  10.13  --   Employment Agreement by and between Sage Networks, Inc., and
              Stephen W. Maggs, dated January 1, 1999.*
  10.14  --   Employment Agreement by and between Sage Networks, Inc., and
              Rajat Bhargava, dated January 1, 1999.*
  10.15  --   Employment Agreement between Sage Networks, Inc. and James
              M. Lidestri, dated March 3, 1999.*
  10.16  --   Deed of Lease by and between Westwood Center, LLC and Sage
              Networks, Inc., dated February 11, 1999.*
  10.17  --   Sublease Agreement by and between Southern Company Services,
              Inc. and Sage Networks, Inc., dated May 29, 1998.*
  10.18  --   First Amendment to Sublease Agreement by and between
              Southern Company Services, Inc. and Sage Networks, Inc.,
              dated December 15, 1998.*
  10.19  --   Sublease Agreement by and between Leuko Site, Inc. and Sage
              Networks, Inc., dated November 17, 1998.*
  10.20  --   Agreement for Terminal Facilities Collocation Space by and
              between Comstor Corporation and Sage Networks, Inc., dated as of July 2, 1998.*
  10.21  --   Standard Lease Agreement, dated June 11, 1995, between
              LaSalle Partners Management Limited (as agent for Fannin
              Street Limited Partnership) and Wolf Communications
              Company.*
  10.22  --   First Amendment to Standard Lease, dated January 18, 1996, between LaSalle Partners Management Limited (as agent for
              Fannin Street Limited Partnership) and Wolf Communications
              Company.*
  10.23  --   Second Amendment to Standard Lease, dated August 8, 1996,
              between LaSalle Partners Management Limited (as agent for
              Fannin Street Limited Partnership) and Wolf Communications
              Company.*
  10.24  --   First Amendment to Lease Agreement, between Westwood Center,
              L.I.C. and Interliant, Inc., dated June 28, 1999.
  10.25  --   Master Lease Agreement between Leasing Technologies
              International, Inc. and Interliant, Inc., dated June 9,
              1999.
  10.26  --   Agreement of Lease between Purchase Corporate Park
              Associates and Courtaulds United States Inc., dated August
              23, 1991
  10.27  --   Sublease, by and between Akzo Nobel Courtalds United States,
              Inc. and Interliant, Inc., dated as of May 11, 1999.

EXHIBIT
NUMBER                                DESCRIPTION                           PAGE
-------                               -----------                           ----
  10.28  --   Agreement of Lease, between Purchase Corporate Park
              Associates, L.P. and Interliant, Inc., dated as of June 16,
              1999 (Interliant I).
  10.29  --   Agreement of Lease, between Purchase Corporate Park
              Associates, L.P. and Interliant, Inc., dated as of June 16,
              1999 (Interliant II).
  10.30  --   Agreement of Lease, between Purchase Corporate Park
              Associates, L.P. and Interliant, Inc., dated as of June 16,
              1999 (Interliant III).
   21.1  --   List of Subsidiaries.*
   23.1  --   Consent of Ernst & Young LLP with respect to the financial statements of Interliant, Inc. (formerly known as Sage
              Networks, Inc.).*
   23.2  --   Consent of Ernst & Young LLP with respect to the financial statements of Interliant, Inc. (which is not the registrant and which is referred to in this prospectus as Interliant
              Texas.)*
   23.3  --   Consent of Urbach Kahn & Werlin PC.*
   23.4  --   Consent of BSC&E.*
   23.5  --   Consent of PricewaterhouseCoopers LLP.*
   23.6  --   Consent of Frankel, Lodgen, Locher, Golditch, Sardi &
              Howard.*
   23.7  --   Consent of BDO Seidman, LLP.*
   23.8  --   Consent of Deloitte & Touche LLP.*
   23.9  --   Consent of Dewey Ballantine LLP (contained in Exhibit 5.1).
   24.1  --   Power of Attorney (included on page II-5).*
   27.1  --   Financial Data Schedule.*
   99.1  --   Consent of Director Nominee.*


---------------
*  Previously filed.
(b) Consolidated Financial Statement Schedules

     All schedules have been omitted because they are not required or because the required information is given in the Consolidated Financial Statements or Notes thereto.